UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 24, 2014

OUTERWALL INC.

(Exact name of registrant as specified in its charter)

Delaware	000-22555	94-3156448
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1800 – 114th Avenue SE

Bellevue, Washington 98004

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (425) 943-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On June 24, 2014, Outerwall Inc. (the “Company”), as borrower, entered into the Third Amended and Restated Credit Agreement (the “Amended and Restated Credit Agreement”) providing for a senior secured credit facility with Bank of America, N.A., as administrative agent, swing line lender, and letter of credit issuer; Merrill Lynch, Pierce, Fenner & Smith Incorporated, HSBC Bank USA, National Association, RBC Capital Markets and U.S. Bank National Association, as joint lead arrangers and joint bookrunners; HSBC Bank USA, National Association, Royal Bank of Canada and U.S. Bank National Association, as syndication agents; The Bank of Tokyo-Mitsubishi UFJ, Ltd. and Morgan Stanley Bank, N.A., as documentation agents; and the other lenders that are parties to the Amended and Restated Credit Agreement (the “New Credit Facility”). The Amended and Restated Credit Agreement will amend and restate in its entirety the Second Amended and Restated Credit Agreement dated as of November 20, 2007 and amended and restated as of April 29, 2009 and as of July 15, 2011 and all amendments and restatements thereto (the “Previous Credit Agreement”). The credit facility provided under the Previous Credit Agreement will be replaced by the New Credit Facility.

The New Credit Facility consists of (a) a $150 million amortizing term loan (the “Term Loan”) and (b) a $600 million revolving line of credit (the “Revolving Line”), which includes (i) a $75 million sublimit for the issuance of letters of credit, (ii) a $50 million sublimit for swingline loans and (iii) a $75 million sublimit for loans in certain foreign currencies available to the Company and certain wholly owned Company foreign subsidiaries (the “Foreign Borrowers”). The Company may, subject to applicable conditions and subject to obtaining commitments from lenders, request an increase in the Revolving Line of up to $200 million in aggregate (the “Accordion”). The increased credit available under the Accordion potentially provides the Company with greater flexibility for future financing needs.

The Company (or the Foreign Borrowers, if applicable), subject to applicable conditions, may generally elect interest rates on its Term Loan and Revolving Line calculated by reference to (a) LIBOR (“London Interbank Offered Rate”) (or the Canadian Dealer Offered Rate, in the case of loans denominated in Canadian Dollars or, if LIBOR is not available for a foreign currency, such other interest rate customarily used by Bank of America for such foreign currency) for given interest periods (the “LIBOR/Eurocurrency Rate”) or (b) on loans in U.S. Dollars made to the Company, Bank of America’s prime rate (or, if greater, (i) the average rate on overnight federal funds plus 0.50% or (ii) the daily floating one month LIBOR plus 1%) (the “Base Rate”), plus a margin determined by the Company’s consolidated net leverage ratio. For swingline borrowings, the Company will pay interest at the Base Rate, plus a margin determined by the Company’s consolidated net leverage ratio. For borrowings made with the LIBOR/Eurocurrency Rate, the margin ranges from 125 to 200 basis points, while for borrowings made with the Base Rate, the margin ranges from 25 to 100 basis points.

Pricing Grid under New Credit Facility

Applicable Rates

Pricing Level	Consolidated Net Leverage Ratio	Commitment Fee	LIBOR/ Eurocurrency Rate +	Letter of Credit Fee	Base Rate +

1	≤1.00 to 1.00	0.20%	1.25%	1.25%	0.25%

2	>1.00 to 1.00 but ≤ 1.50 to 1.00	0.25%	1.50%	1.50%	0.50%

3	>1.50 to 1.00 but ≤2.25 to 1.00	0.30%	1.75%	1.75%	0.75%

4	>2.25 to 1.00 but ≤ 3.00 to 1.00	0.35%	2.00%	2.00%	1.00%

The Company borrowed $150 million under the Term Loan on June 24, 2014 and had $185 million outstanding under the Revolving Line as of such date.

The Amended and Restated Credit Agreement requires quarterly principal amortization payments under the Term Loan so that each installment payment will equal one-quarter of the amount of the following percentage of the initial Term Loan principal (i.e., $150 million): Year 1: 5%; Year 2: 7.5%; Year 3: 10%; Year 4: 10%; and Year 5: 15%, with the then remaining principal balance due and payable in full on June 24, 2019. The Revolving Line also matures on June 24, 2019, at which time all outstanding borrowings must be repaid and all outstanding letters of credit must have been terminated or cash collateralized. In certain circumstances, the maturity date of the borrowings under the New Credit Facility may be accelerated, including to December 18, 2018 if the Company’s senior unsecured notes due 2019 remain outstanding on or after such date. The Company may prepay amounts borrowed under the Term Loan without premium or penalty (other than breakage costs in the case of borrowings made with the LIBOR/Eurocurrency Rate), but amounts prepaid may not be reborrowed.

The Amended and Restated Credit Agreement has covenants similar in nature to those of the Previous Credit Agreement, but provides the Company with a greater degree of flexibility than the Previous Credit Agreement with regard to certain matters, including the incurrence of indebtedness, particularly foreign currencies. The Amended and Restated Credit Agreement contains certain loan covenants, including, among others, financial covenants providing for a maximum consolidated net leverage ratio (i.e., consolidated total debt (net of certain cash and cash equivalents held by the Company and its domestic subsidiaries) to consolidated EBITDA) and a minimum consolidated interest coverage ratio, and limitations on the Company’s ability with regard to the incurrence of debt, the existence of liens, capital expenditures, stock repurchases and dividends, investments, and mergers, dispositions and acquisitions. The Company’s obligations under the New Credit Facility are guaranteed by each of the Company’s direct and indirect U.S. subsidiaries (collectively, the “Guarantors”), and if any Foreign Borrower is added to the New Credit Facility, the Foreign Borrower’s obligations will be guaranteed by the Company and each of the Guarantors.

The Amended and Restated Credit Agreement contains events of default similar to the Previous Credit Agreement that include, among others, non-payment of principal, interest or fees, violation of covenants, inaccuracy of representations and warranties, bankruptcy and insolvency events, material judgments, cross defaults to certain other indebtedness, and events constituting a change of control. The occurrence of an event of default will increase the applicable rate of interest and could result in the acceleration of the Company’s obligations under the New Credit Facilities and the obligations of any or all of the Guarantors to pay the full amount of the Company’s (or any Foreign Borrower’s) obligations under the New Credit Facility.

Certain parties to the New Credit Facility have in the past performed, and may in the future perform, investment banking, financial advisory, lending, trustee and/or commercial banking services, or other services for the Company and its subsidiaries, for which such parties have received, and may in the future receive, compensation and expense reimbursement. In addition, certain parties to the New Credit Facility and affiliates of certain of such parties are also holders of some of our convertible notes due 2014, our senior unsecured notes due 2019 and our senior unsecured notes due 2021.

The foregoing summary is qualified in its entirety by reference to the full text of the Amended and Restated Credit Agreement attached hereto as Exhibit 10.1, which exhibit is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Third Amended and Restated Credit Agreement, dated June 24, 2014, among Outerwall Inc., as borrower, Bank of America, N.A., as administrative agent, swing line lender and letter of credit issuer, Merrill Lynch, Pierce, Fenner & Smith Incorporated, HSBC Bank USA, National Association, RBC Capital Markets and U.S. Bank National Association, as joint lead arrangers and joint bookrunners, HSBC Bank USA, National Association, Royal Bank of Canada and U.S. Bank National Association, as syndication agents, The Bank of Tokyo-Mitsubishi UFJ, Ltd. and Morgan Stanley Bank, N.A., as documentation agents, and the other lenders that are parties thereto*

99.1	Press Release regarding New Credit Facility issued by Outerwall Inc. dated June 24, 2014

*	In reviewing the agreement, please remember it is included to provide you with information regarding its terms and is not intended to provide any other factual or disclosure information about the Company or the parties to the agreement. The agreement may contain representations and warranties by each of the parties to the agreement. These representations and warranties have been made solely for the benefit of the other party or parties to the agreement and (i) should not necessarily be treated as categorical statements of fact, but rather as a means of allocating the risk to one of the parties if those statements prove to be inaccurate; (ii) may have been qualified by disclosures that were made to the other party or parties in connection with the negotiation of the attached agreement, which disclosures are not necessarily reflected in the agreement; (iii) may apply standards of materiality in a manner that is different from what may be viewed as material to you or other investors; and (iv) were made only as of the date of the agreement or other date or dates that may be specified in the agreement and are subject to more recent developments. Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OUTERWALL INC.

Date: June 24, 2014	By:	/s/ Donald R. Rench
Donald R. Rench
Chief Legal Officer, General Counsel and Corporate Secretary

Exhibit Index

Exhibit No.	Description

10.1	Third Amended and Restated Credit Agreement, dated June 24, 2014, among Outerwall Inc., as borrower, Bank of America, N.A., as administrative agent, swing line lender and letter of credit issuer, Merrill Lynch, Pierce, Fenner & Smith Incorporated, HSBC Bank USA, National Association, RBC Capital Markets and U.S. Bank National Association, as joint lead arrangers and joint bookrunners, HSBC Bank USA, National Association, Royal Bank of Canada and U.S. Bank National Association, as syndication agents, The Bank of Tokyo-Mitsubishi UFJ, Ltd. and Morgan Stanley Bank, N.A., as documentation agents, and the other lenders that are parties thereto*

99.1	Press Release regarding New Credit Facility issued by Outerwall Inc. dated June 24, 2014

*	In reviewing the agreement, please remember it is included to provide you with information regarding its terms and is not intended to provide any other factual or disclosure information about the Company or the parties to the agreement. The agreement may contain representations and warranties by each of the parties to the agreement. These representations and warranties have been made solely for the benefit of the other party or parties to the agreement and (i) should not necessarily be treated as categorical statements of fact, but rather as a means of allocating the risk to one of the parties if those statements prove to be inaccurate; (ii) may have been qualified by disclosures that were made to the other party or parties in connection with the negotiation of the attached agreement, which disclosures are not necessarily reflected in the agreement; (iii) may apply standards of materiality in a manner that is different from what may be viewed as material to you or other investors; and (iv) were made only as of the date of the agreement or other date or dates that may be specified in the agreement and are subject to more recent developments. Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time.